Exhibit 1
CERTIFICATE OF INCORPORATION OF
VIRCO MFG. CORPORATION

FIRST:	The name of the Corporation is Virco Mfg. Corporation
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The Corporation shall be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock; the total number of shares which the Corporation shall have authority to issue is thirteen million (13,000,000); the total number of shares of Common Stock shall be ten million (10,000,000) and each such share shall have a par value of one cent ($.01); and the total number of shares of Preferred Stock shall be three million (3,000,000) and each such share shall have a par value of one cent ($.01).
     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).
     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.
     SIXTH: Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of voting stock of the Corporation.
     SEVENTH: The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors, or by the stockholders acting in accordance with Article SIXTH hereof.
     EIGHTH: The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1984, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 1984, and the directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1984. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.
     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.
     NINTH: During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (3) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.
     TENTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
     ELEVENTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders.
     TWELFTH: At all elections of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Article as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected in the election in which such holder’s class or series of stock is entitled to vote, and each stockholder may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.
     THIRTEENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.
     FOURTEENTH: The affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of voting stock of the Corporation shall be required for the approval of any proposal that (1) the Corporation merge or consolidate with any other corporation or any affiliate of such other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of five percent (5%) or more of the outstanding shares of the Common Stock of the Corporation (such other corporation and any affiliate thereof being herein referred to as a “Related Corporation”), or that (2) the Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation, or that (3) the Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of the Corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction, the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by resolution of the Board of Directors of the Corporation prior to the acquisition of the beneficial ownership of five percent (5%) or more of the outstanding Common Stock of the Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between the Corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by the Corporation. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding Common Stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.
     FIFTEENTH: To the maximum extent permissible under Section 262 of the Delaware General Corporation Law, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any business combination involving the Corporation and any Related Corporation which requires the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of voting stock of the Corporation pursuant to the provisions of Article FOURTEENTH.
     SIXTEENTH: The provisions set forth in this Article SIXTEENTH and in Articles SIXTH (dealing with the alteration of bylaws by stockholders), EIGHTH (dealing with the classified board), ELEVENTH (dealing with the prohibition against stockholder action without meetings), TWELFTH (dealing with cumulative voting), FOURTEENTH (dealing with the seventy-five percent (75%) vote of stockholders required for certain mergers and other transactions) and FIFTEENTH (dealing with appraisal rights of stockholders) may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of voting stock of the Corporation.
     SEVENTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, EIGHTH, ELEVENTH, TWELFTH, FOURTEENTH, FIFTEENTH and SIXTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article SIXTEENTH of this Certificate of Incorporation.
     EIGHTEENTH: The name and mailing address of the incorporator of the Corporation is:
James R. Braam
Virco Mfg. Corporation
15134 South Vermont Avenue
Los Angeles, California
     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

/s/ James R. Braam
James R. Braam

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VIRCO MFG. CORPORATION
     VIRCO MFG. CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a duly called meeting of the Board of Directors of VIRCO MFG. CORPORATION a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation be amended to add thereto Article NINETEENTH, which shall read, in full, as follows:
     NINETEENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director. No repeal or modification of the foregoing Article NINETEENTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article NINETEENTH at the time of such repeal or modification.
     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an Annual Meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said VIRCO MFG. CORPORATION has caused this Certificate to be signed by Robert A. Virtue, its President, and attested by James R. Braam, its Secretary, this 8th day of June, 1993.

VIRCO MFG. CORPORATION
By:	/s/ Robert A. Virtue
Robert A. Virtue, President

ATTEST:
By:	/s/ James R. Braam
James R. Braam, Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VIRCO MFG. CORPORATION
     Virco Mfg. Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:
     FIRST: The Board of Directors of the Corporation adopted a resolution setting forth and declaring a proposed amendment to the Certificate of Incorporation of the Corporation to be advisable and calling for consideration thereof by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Paragraph FOURTH thereof so that, as amended, said Paragraph shall be and read as follows:
     “FOURTH: The Corporation shall be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock; the total number of shares which the Corporation shall have authority to issue is twenty-eight million (28,000,000); the total number of shares of Common Stock shall be twenty-five million (25,000,000) and each such share shall have a par value of one cent ($.01); and the total number of shares of Preferred Stock shall be three million (3,000,000) and each such share shall have a par value of one cent ($.01).
     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).”
     SECOND: The stockholders of the Corporation, at a special meeting held on June 23, 1998 in Torrance, California, considered and voted in favor of the amendment.
     THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Robert A. Virtue, as its Chairman of the Board and Chief Executive Officer, and attested by James R. Braam, as its Secretary on this 22nd day of July, 1998.

VIRCO MFG. CORPORATION
By:	/s/ Robert A. Virtue
Robert A. Virtue
Chairman of the Board and Chief Executive Officer

ATTEST:
/s/ James R. Braam
James R. Braam
Secretary

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